Exhibit 99.2

Fuze, Inc.

EXHIBIT 99.2 HISTORICAL UNAUDITED FINANCIAL INFORMATION

INDEX

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (UNAUDITED)

Fuze, Inc.

Condensed Consolidated Balance Sheet

As of September 30, 2021

(in thousands, except share and per share data)

(unaudited)

September 30,
2021
Assets
Current assets:
Cash and cash equivalents	$14,623
Accounts receivable	15,317
Inventory	514
Deferred commissions, current	4,622
Prepaid expenses and other current assets	3,914

Total current assets	38,990
Property and equipment, net	2,020
Goodwill	4,802
Acquired intangible assets, net	263
Restricted cash	868
Deferred commissions, non-current	6,021
Other assets	1,127

Total assets	$54,091

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$10,223
Accrued expenses and other current liabilities	27,814
Long-term debt, current portion	118,611
Deferred revenue, current portion	6,015

Total current liabilities	162,663
Deferred revenue, net of current portion	12,558
Preferred stock warrant liability	1,483
Deferred tax liabilities	216
Other long-term liabilities	12,876

Total liabilities	189,796

Commitments and contingencies (Note 11)
Redeemable convertible preferred stock (Series A Prime); $0.0001 par value; 155,587,386 shares authorized; 147,735,654 shares issued and outstanding; aggregate liquidation preference of $85,245	30,890
Stockholders’ deficit:
Common stock; $0.0001 par value; 1,964,919,785 shares authorized; 1,595,006,540 shares issued and 1,596,325,683 shares outstanding	158
Treasury stock, at cost (2,268,189 shares)	(2,259)
Additional paid-in capital	200,125
Accumulated deficit	(364,195)
Accumulated other comprehensive loss	(424)

Total stockholders’ deficit	(166,595)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$54,091

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fuze, Inc.

Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2021

(in thousands)

(unaudited)

Nine Months Ended
September 30, 2021
Revenue	$94,477

Cost and expenses:
Cost of revenue	40,769
Research and development	20,278
Sales and marketing	35,999
General and administrative	14,889

Total cost and expenses	111,935

Loss from operations	(17,458)

Other income (expense), net:
Interest expense, net	(8,200)
Gain on forgiveness of PPP loan	6,338
Change in fair value of preferred stock warrants	24
Loss on debt extinguishment	(16,065)
Other expense, net	(856)

Total other expense, net	(18,759)

Loss before income tax expense	(36,217)
Income tax expense	383

Net loss	$(36,600)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fuze, Inc.

Condensed Consolidated Statement of Comprehensive Loss

For the nine months ended September 30, 2021

(in thousands)

(unaudited)

Nine Months Ended
September 30, 2021
Net loss	$(36,600)
Other comprehensive loss:
Foreign currency translation adjustment	51

Comprehensive loss	$(36,549)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fuze, Inc.

Condensed Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For the nine months ended September 30, 2021

(in thousands, except share and per share data)

(unaudited)

	Series B, C, D, E, F, G-1, G-2 and G-3 Redeemable Convertible		Series A Convertible		Series A Prime Redeemable Convertible					Additional		Accumulated Other	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury	Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	loss	Deficit
Balances as of December 31, 2020	192,009,530	$572,936	1,685,000	$1,060	—	$—	25,844,880	$3	$(2,259)	$14,047	$(714,170)	$(475)	$(702,854)
Conversion of existing Series A, B, C, D, E, F, G-1, G-2, and G-3 Preferred Stock and warrants into common stock	(192,009,530)	(573,534)	(1,685,000)	(1,060)	—	—	1,570,427,032	155	—	187,866	386,575	—	574,596
Issuances of Series A Prime Preferred Stock	—	—	—	—	147,735,654	28,415	—	—	—	—	—	—	—
Issuance costs related to issuance of Series A Prime Preferred Stock	—	—	—	—	—	(417)	—	—	—	159	—	—	159
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	53,771	—	—	45	—	—	45
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	1,499	—	—	1,499
Accretion (reversal) of redeemable convertible preferred stock to redemption value, net	—	598	—	—	—	2,892	—	—	—	(3,491)	—	—	(3,491)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	51	51
Net loss	—	—	—	—	—	—	—	—	—	—	(36,600)	—	(36,600)

Balances as of September 30, 2021	—	$—	—	$—	147,735,654	$30,890	1,596,325,683	$158	$(2,259)	$200,125	$(364,195)	$(424)	$(166,595)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fuze, Inc.

Condensed Consolidated Statement of Cash Flows

For the nine months ended September 30, 2021

(in thousands)

(unaudited)

Nine Months Ended
September 30, 2021
Cash flows from operating activities:
Net loss	$(36,600)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	1,258
Loss on extinguishment of debt	16,065
Non-cash interest expense	996
Gain on forgiveness of PPP loan	(6,338)
Change in fair value of preferred stock warrant liability	(24)
Unrealized foreign currency transaction loss	403
Stock-based compensation expense	1,499
Deferred income taxes	(44)
Change in operating assets and liabilities:
Accounts receivable	(1,568)
Prepaid expenses and other current assets	(987)
Deferred commissions	2,074
Other assets	348
Accounts payable	(864)
Accrued expenses and other current liabilities	(4,691)
Deferred revenue	1,028
Other long-term liabilities	(1,489)

Net cash used in operating activities	(28,934)

Cash flows from investing activities:
Acquisition of property and equipment including capitalized software	(453)

Net cash used in investing activities	(453)

Cash flows from financing activities:
Proceeds from issuance of debt and warrants, net of discount	14,000
Payment of issuance costs for convertible preferred stock	(258)
Proceeds from issuance of redeemable convertible preferred stock	28,415
Proceeds from exercises of common stock options	45
Repayment of capital lease obligations	(247)
Payment of deferred financing costs on long-term debt	(688)

Net cash provided by financing activities	41,267

Effect of exchange rate changes	(468)

Net increase in cash and cash equivalents	11,412
Cash, cash equivalents and restricted cash at beginning of period	4,079

Cash, cash equivalents and restricted cash at end of period	$15,491

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,864

Supplemental disclosure of noncash investing and financing information:
Accretion of preferred stock to redemption value	$3,491
Gain on extinguishment of preferred stock	(386,575)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fuze, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

1.	Overview and Basis of Presentation

Company and Background

Fuze, Inc. (the “Company” or “Fuze”) is a provider of cloud-based, unified communications, and contact center services. The Company provides managed voice, video conferencing, instant messaging, application integration, contact center, and analytics to customers on a cloud-based software platform.

The Company is subject to a number of risks similar to other companies in the industry, including but not limited to, competition from substitute products and larger companies, protection of proprietary technology and customer base, ongoing development and enhancement of its products, dependence on third parties and key members of its management team, and the need to obtain additional capital to fund the development of its products and network. Adverse effects arising from any of these situations could have a significant impact on the Company’s operations.

With respect to the COVID-19 pandemic, the Company continues to be able to deliver its services to customers remotely and has not, to date, experienced significant project cancellations with material negative impact to revenue for the nine months ended September 30, 2021. As new variants of COVID-19 emerge, the full extent to which the ongoing and continuing COVID-19 pandemic will directly or indirectly impact our business, future results of operations, and financial condition, including sales, expenses, reserves and allowances, and employee-related amounts, will depend on future developments that are uncertain. Such developments include the efficacy of new vaccines to treat these evolving variants of COVID-19, new government actions as a result of these changing conditions, as well as the economic impact on local, regional, national, and international customers and markets.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared to comply with U.S. generally accepted accounting principles (“GAAP”) for public business enterprises. Although the Company has successfully completed financings in the past, the Company may not be successful in raising additional capital to fund normal operations in future periods. As a result, substantial doubt exists about the Company’s ability to continue as a going concern. In the event that the Company is unable to obtain financing on acceptable terms, or at all, it will likely be required to cease its operations, pursue a plan to sell its operating assets, or otherwise modify its business strategy, which could materially harm its future business prospects. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

Certain information and note disclosures included in the annual audited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In management’s opinion, the financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the period presented. All intercompany accounts and transactions have been eliminated in consolidation.

Results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ended December 31, 2021, for any other interim period, or for any future year.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

reflected in these consolidated financial statements include, but are not limited to, revenue recognition, allowance for doubtful accounts, inventory valuation and obsolescence, debt and other obligations, goodwill and intangible assets, the expensing and capitalization of software development costs, the valuations of common and preferred stock, preferred stock warrant liability and stock-based awards, and income taxes. The Company bases its estimates on historical experience, known trends, and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts, and experience. Actual results may differ from these estimates.

2.	Summary of Significant Accounting Policies

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740). ASU 2019-12 is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public entities, the standard is effective for annual periods, beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this standard as of January 1, 2021 with no material impact on its condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. In general, lease arrangements exceeding a twelve-month term must be recognized as assets and liabilities on the balance sheet. Under ASU 2016-02, a right-of-use asset and lease obligation is recorded for all leases, whether operating or financing, while the income statement reflects lease expense for operating leases and amortization/interest expense for financing leases. The FASB also issued ASU 2018-10, Codification Improvements to Topic 842 Leases, and ASU 2018-11, Targeted Improvements to Topic 842 Leases, which allows the new lease standard to be applied as of the adoption date with a cumulative effect adjustment to the opening balance of retained earnings rather than retroactive restatement of all periods presented. For nonpublic entities, the guidance is effective for annual periods beginning after December 15, 2021. Early adoption is permitted for all entities. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its condensed consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326) (“ASU 2016-13”), which introduces a new methodology for accounting for credit losses on financial instruments, including available-for-sale debt securities. The guidance establishes a new “expected loss model” that requires entities to estimate current expected credit losses on financial instruments by using all practical and relevant information. Any expected credit losses are to be reflected as allowances rather than reductions in the amortized cost of available-for-sale debt securities. The FASB also issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), which changed the effective date of the amendment for nonpublic companies to annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the potential impact that ASU 2016-13 may have on its financial position and results of operations.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The standard eliminates the second step in the goodwill impairment test which requires an entity to determine the implied fair value of the reporting unit’s goodwill. The standard is effective for annual and interim goodwill impairment tests conducted in fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the standard on its condensed consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies accounting for convertible instruments by eliminating two of the three accounting models available for

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

convertible debt instruments and convertible preferred stock. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation. The guidance is effective for fiscal years beginning after December 15, 2023 and early adoption is permitted. The Company is currently assessing the impact of this pronouncement to its condensed consolidated financial statements.

3.	Revenue Recognition

Nature of Products and Services

The Company’s revenue includes fees billed in connection with subscriptions to the Company’s software-as-a-service (“SaaS”) applications. These fees include recurring fixed plan subscription fees, recurring circuit usage fees, recurring administrative cost recovery fees, variable usage-based fees for blocks of additional minutes, and other items systematically purchased in excess of plan limits. The Company’s software is delivered to the client via a hosting arrangement whereby the customer does not have the contractual right to take possession of the software. The Company’s revenue also includes professional services related to the implementation, installation, and configuration of the SaaS solution, sales of preconfigured office phones, cabling, and switches used in connection with the subscription, shipping and handling fees, and one-time upfront fees related to setup activities. The Company provides its subscriptions pursuant to contractual arrangements that range in duration from one month to three years. The Company’s subscription fees are generally billed in advance.

Revenue related to the Company’s SaaS subscription plans is recognized as services are rendered over the service period. Product revenues are billed at the time the order is received and recognized when the product has been shipped to the customer. Professional services revenue is recognized over time as the services are provided using an input measure based on expended level of effort incurred. Fees related to setup activities that do not represent promised services in the contract with the customer are accounted for as a part of the transaction price and allocated to the performance obligations in the contract. The Company has elected to treat shipping and handling activities related to contracts with customers as fulfillment costs, and not as separate performance obligations, and accrues the related costs when the related revenue is recognized.

Total revenue recognized at a point in time and over time was as follows for the nine months ended September 30, 2021:

Revenue recognized at a point in time	$1,241
Revenue recognized over time	93,236

$94,477

Disaggregation of Revenue

United States	$64,516
International	29,961

Total revenue	$94,477

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

Remaining Performance Obligations

The Company’s subscription terms are typically three years and customers are billed on a monthly basis. Contract revenue from the remaining performance obligations that had not yet been recognized as of September 30, 2021 was approximately $24,500. The Company expects to recognize revenue on approximately $18,400 of the remaining performance obligation over the next 12 months and approximately $6,100 thereafter.

Contract Balances

The timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. Amounts billed in excess of revenue recognized for the period are reported as a contract liability (deferred revenue) on the consolidated balance sheet. The Company’s deferred revenue consists primarily of unearned revenue on annual subscription plans and professional services fees, and prepayments from customers that get applied against final month billings. Amounts not expected to be recognized as revenue within the next twelve months of the consolidated balance sheet date are classified as long-term deferred revenue. If revenue is recognized in advance of the right to invoice, a contract asset (unbilled receivable) is recorded.

Balances as of September 30, 2021 were as follows:

	Balance as of January 1, 2021	Balance as of September 30, 2021
Accounts receivable	$13,936	$15,317
Deferred revenue, current portion	(6,329)	(6,015)
Deferred revenue, net of current portion	(11,403)	(12,558)

The net increase in deferred revenue was due to billings in advance of performance obligations being satisfied. During the nine months ended September 30, 2021, the Company recognized revenue of approximately $7,345, which was included in the deferred revenue balance at the beginning of the period.

Costs to Obtain and Fulfill a Contract

Sales commissions paid to internal salespeople and other associated costs that are incremental to the acquisition of customer contracts are capitalized as deferred costs on the balance sheet when the period of benefit is determined to be greater than one year. The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred when the expected amortization period is one year or less. The Company has determined the period of benefit for sales commissions paid to internal salespeople and external sales agents for the acquisition of the initial contract to be 60 months by taking into consideration the initial estimated customer life and the technological life of the Company’s products and services, as well as expectations about whether the renewal commission will be commensurate with the initial commission. Amortization is recognized on a straight-line basis commensurate with the pattern of revenue recognition.

As of September 30, 2021, the Company had capitalized $10,643 in sales commissions. Amortization of deferred commissions is included in sales and marketing expenses in the consolidated statement of operations. The Company periodically reviews these deferred commissions to determine whether events or changes in circumstances have occurred that could affect the recovery or period of benefit of these deferred contract acquisition costs. There were no impairment losses recorded during the nine months ended September 30, 2021.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

4.	Income Tax Expense

The Company’s effective tax rate (“ETR”) was (1.06%) for the nine months ended September 30, 2021. The difference in the effective tax rate and the U.S. federal statutory rate was primarily due to the valuation allowance the Company maintains against its deferred tax assets as well as foreign income tax expense. The effective tax rate is computed based on the estimated income tax expense divided by the loss before income tax expense.

5.	Balance Sheet Components

Cash and Cash Equivalents

As of September 30, 2021, cash and cash equivalents included $1,206 held by the Company’s non-U.S. subsidiaries. As the Company distributes or uses such cash and cash equivalents outside those jurisdictions, including distributions to the U.S., the Company may be subject to additional taxes or costs. The Company had cash equivalents of $4 as of September 30, 2021.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

September 30, 2021
Prepaid expenses	$2,141
Prepaid taxes	1,550
Short-term deposits	222

Total prepaid expenses and other current assets	$3,914

Property and Equipment, Net

Property and equipment consisted of the following (in thousands):

September 30, 2021
Computer equipment	$8,278
Network operations equipment	4,811
Leasehold improvements	4,193
Software	2,344
Furniture and fixtures	1,690

Total depreciable property and equipment	21,316

Accumulated depreciation and amortization	(19,296)

Total property and equipment, net	$2,020

The Company did not capitalize any costs associated with the development of internal-use software during the nine months ended September 30, 2021, and recorded amortization expense of $95 of previously capitalized development costs included in depreciation and amortization expense. The remaining net book value of capitalized software costs was $129 as of September 30, 2021.

As of September 30, 2021, the Company had $773 of assets acquired under capital leases and accumulated amortization related to assets under capital leases of $552.

Depreciation and amortization expense related to property and equipment for the nine months ended September 30, 2021 was $1,017.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

Restricted Cash

As of September 30, 2021, the Company maintained letters of credit totaling $868 for the benefit of the landlord of its leased properties. The Company was required to maintain a separate cash balance of that same amount to secure the letters of credit. Related to this separate cash balance, the Company classified $868 as restricted cash (non-current) on its consolidated balance sheets as of September 30, 2021.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

September 30, 2021
Sales and other tax liabilities	$14,470
Accrued commissions	5,590
Inventory purchase commitments	3,235
Accrued compensation and benefits	2,495
Accrued expenses	1,505
Other accrued liabilities	519

Total accrued expenses and other current liabilities	$27,814

6.	Intangible Assets, Net

As of September 30, 2021, intangible assets consisted of the following:

		September 30, 2021
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(years)
Developed technology	5.2	$3,000	$2,744	$256
Customer relationships	2	1,070	1,070	—
Trade name	6	520	513	7

		$4,590	$4,327	$263

Amortization expense for the nine months ended September 30, 2021 was $241.

The estimated future amortization expense for intangible assets is as follows:

Fiscal Year	Amount
Remainder of 2021	$66
2022	197

Total estimated future amortization expense	$263

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

7.	Debt and Other Obligations

AB Private Credit Investors

In September 2019, the Company entered into a credit agreement as amended with AB Private Credit Investors, LLC (“AB Credit Agreement”). The credit agreement provides for borrowings of up to $85,000 in initial term loans, up to $20,000 in delayed draw term loans, and $10,000 in revolving commitments. In September 2019, the Company borrowed $85,000 of initial term loans. The Company used $55,000 of these proceeds to repay amounts due under its outstanding debt agreements with other lenders. Upon extinguishment of the previously outstanding debt, the Company recognized a loss on extinguishment of debt of $1,959 within other income (expense) on its statement of operations during the year ended December 31, 2019. In March 2020, the Company borrowed $6,000 in delayed draw term loans under the AB Credit Agreement. In April 2021, the Company borrowed an additional $14,000 in delayed draw term loans under the AB Credit Agreement. Interest-only payments are due quarterly for the delayed draw term loans with a lump sum principal payment due in September 2024. In April 2021, the Company amended the covenants of the AB Credit Agreement and extended the date of the first principal repayment on the initial term loan to September 2023, from September 2022. The Company will also be required to pay an exit fee equal to 16.0% of the aggregate outstanding principal amount of loans and commitments as of the effective date of the amendment upon the earliest of the refinancing of the credit agreement, the initial term loan maturity date, or the revolving commitment termination date. Interest-only payments are due quarterly for the initial term loans through September 2023 at which time quarterly principal payments are due from September 2023 through September 2024. The Company must pay a fee of 0.5% of the unused portions of both the delayed draw term loans and revolving commitments annually in addition to a one-time fee of 1.5% on borrowings under the delayed draw term loans. Borrowings under the initial term loans and delayed draw term loans bear interest at a rate equal to the greater of LIBOR or 1.75% plus the applicable margin percentage of 5.625%. As of September 30, 2021, the interest rate was 7.375% equal to 1.75% plus the margin percentage of 5.625%. Additionally, the principal bears 2.30% paid-in-kind interest, which is compounded and added to the principal balance of the loans on each interest payment date. Borrowings under the revolving commitments bear interest at a rate of 10.00%. The effective annual interest rate of the outstanding debt under the AB Credit Agreement is approximately 11.27%.

The Company accounted for the amendment of the AB Credit Agreement in April 2021 as a debt extinguishment as the present value of the cash flows under the amended terms of the credit agreement were greater than 10% different from the present value of the remaining cash flows under the original terms of the credit agreement, primarily as a result of the addition of the exit fee, and therefore the terms of the new debt and original instrument were deemed to be substantially different. The Company recorded a non-cash loss on extinguishment of debt of approximately $16,065 in connection with this amendment during the nine months ended September 30, 2021, which represents the difference between the fair value of the modified debt and the carrying amount of the original debt at the amendment date, which included the principal amount of $91,000 less unamortized debt discount and issuance costs of $2,284, as well as the present value of an exit fee payable by the Company to the lenders upon maturity of the initial term loan that was added to the credit agreement as part of the amendment.

Borrowings under the AB Credit Agreement are to mature on September 20, 2024 and are collateralized by substantially all of the Company’s personal property, including intellectual property. The AB Credit Agreement is subject to certain administrative and financial covenants including monthly, quarterly, and annual financial statement reporting and maintaining certain liquidity measures, leverage ratios, and quarterly EBITDA. There are negative covenants restricting the Company’s activities, including limitations on mergers or acquisitions, incurring indebtedness or liens, paying dividends, and certain other business transactions, and there are customary provisions regarding the occurrence of material adverse events and related rights available to AB if such an event were to occur. The obligations under the AB Credit Agreement are subject to acceleration upon the occurrence of specified events of default, including failing to make payments due or failing to meet the covenants related to the AB Credit Agreement, and upon the occurrence of material adverse events which remain uncured. As of September 30, 2021, the Company was not in compliance with certain administrative and financial covenants. As a result, the lender has the option to declare the borrowings under the AB Credit Agreement immediately due and payable. Therefore, the Company classified the balances associated with the AB Credit Agreement within current liabilities at September 30, 2021.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

In connection with the original AB Credit Agreement, the lenders received warrants to purchase 1,425,003 shares of the Company’s Series G-3 redeemable convertible preferred stock with an exercise price of $2.00 per share and a 10-year term. The fair value of the warrants as of the issuance date of $2,176 was recorded as a preferred stock warrant liability and debt discount. The debt discount was being amortized to interest expense using the effective-interest method from the date of the issuance through the maturity date. In April 2021, the Company replaced the Series G-3 preferred stock warrants with warrants to purchase 4,732,189 shares of the Company’s Series A Prime redeemable convertible preferred stock with an exercise price of $0.192336 per share and a 10-year term. The fair value of the warrants as of the issuance date of $1,507 was recorded as a preferred stock warrant liability and loss on extinguishment of debt.

Future minimum principal payment obligations under the AB Credit Agreement, including the contractual exit fee, as of September 30, 2021 are as follows:

Fiscal Year	Amount
Remainder of 2021	$—
2022	—
2023	34,000
2024	89,400

Total outstanding principal balance	123,400
Unamortized deferred financing costs	(479)
Unaccreted exit fee	(4,310)

118,611
Current portion of long-term debt	118,611

Non-current portion of long-term debt	$—

Paycheck Protection Program

In June 2020, the Company issued a Promissory Note to Silicon Valley Bank, pursuant to which it received $6,338 provided under the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act and guaranteed by the U.S. Small Business Administration (the “Paycheck Protection Program”). The loan was unsecured, was scheduled to mature in June 2022, had a fixed interest rate of 1.0% per annum, and was subject to the standard terms and conditions applicable to loans administered under the Paycheck Protection Program. The loan was eligible to be forgiven to the extent proceeds of the loan were used for eligible expenditures, such as payroll and other expenses described in the CARES Act. The Company applied for loan forgiveness and was notified that the U.S. Small Business Administration (“SBA”) had forgiven the loan in June 2021. The loan forgiveness is reflected as a gain on the extinguishment of debt within other income in the Company’s condensed consolidated statement of operations during the nine months ended September 30, 2021.

8.	Preferred Stock

In January 2021, the Company raised approximately $13,595 in gross cash proceeds through the issuance of 70,682,073 shares of a new series of redeemable convertible preferred stock to existing investors (“Series A Prime”) at an issuance price of $0.192336 per share. As part of this January 2021 financing, all existing shares of Series A convertible preferred stock and Series B, Series C, Series D, Series E, Series F, Series G-1, Series G-2, and Series G-3 redeemable convertible preferred stock (collectively, the “Existing Preferred Stock”) were converted to common stock. The Company accounted for the conversion of all shares of Existing Preferred Stock to common stock as an extinguishment of the Existing Preferred Stock because the number of shares of common stock received by the holders of the Existing Preferred Stock differed from the number of shares of common stock that would have been received under the original conversion terms.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

Accordingly, the Company recorded a gain of $386,575 within stockholders’ deficit equal to the difference between the fair value of the new shares of common stock issued and the carrying amount of the shares of Existing Preferred Stock upon extinguishment. The Company recorded the gain on extinguishment of the Existing Preferred Stock to accumulated deficit.

The holders of Series A Prime redeemable convertible preferred stock have liquidation rights in the event of a deemed liquidation that, in certain situations, is not solely within the control of the Company. Therefore, the preferred stock is classified outside of stockholders’ deficit and the carrying values of the outstanding preferred stock are accreted to their respective redemption values from the date of issuance through the earliest date of redemption. The following provides a summary of the issuances of Series A Prime during the nine months ended September 30, 2021.

In February 2021, April 2021, and August 2021, the Company issued a total of 77,052,681 additional shares of Series A Prime at an issuance price of $0.192336 per share for an additional $14,820 in gross cash proceeds. The Series A Prime was recorded net of $417 of issuance costs, $159 of which were incurred in 2020 before the initial issuance in January 2021 and $258 of which were incurred in 2021 in connection with the subsequent issuances in February 2021, April 2021, and August 2021.

Prior to the conversion of all shares of Existing Preferred Stock to common stock in January 2021, the Company recorded a charge of $598 to the carrying values of the Existing Preferred Stock with a corresponding offset to additional paid-in capital representing the accretion to redemption value during the period. During the nine months ended September 30, 2021, the Company recorded a charge of $2,892 to the carrying value of the Series A Prime with a corresponding offset to additional paid-in capital representing the accretion to redemption value during the period. As of September 30, 2021, the total carrying value of the preferred stock was $30,890.

The holders of the Series A Prime have the following rights and preferences:

Dividend Rights

The holders of Series A Prime are entitled to receive noncumulative dividends when, as, and if declared by the board of directors of the Company at an annual rate of 6.0% of the Series A Prime Original Issue Price of $0.192336 per share. Additionally, the holders of Series A Prime participate in dividends on an as-converted basis when paid on common stock and the Company shall not declare, pay, or set aside any dividends on shares of common stock unless the holders of the then outstanding shares of Series A Prime have received, or simultaneously receive, a dividend on each outstanding share of Series A Prime. No dividends have been declared by the board of directors of the Company since the Company’s inception.

Conversion

Each share of Series A Prime is convertible at the option of the holder into common stock at any time after the date of issuance at the applicable conversion ratio then in effect at the time of conversion. Each share of Series A Prime will automatically be converted into shares of common stock at the greater of (a) the applicable conversion ratio then in effect or (b) the conversion ratio that results in the shares of common stock received upon such conversion being worth three times the Series A Prime Original Issue Price upon (i) a sale of common stock to the public in a firm commitment public offering, (ii) a sale of common stock to the public pursuant to a direct listing, (iii) the consummation of a business combination with a SPAC, or (iv) the written consent of a majority of the holders of the then outstanding shares of Series A Prime.

The conversion ratio of the Series A Prime is determined by dividing the Original Issue Price of $0.192336 per share by the Conversion Price of $0.192336, subject to appropriate adjustment in the event of any stock split, stock dividend, combination, or other similar recapitalization and other adjustments as set forth in the Company’s certificate of incorporation, as amended and restated.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

Liquidation

Upon a liquidation event, as defined in the Company’s certificate of incorporation, as amended and restated, any proceeds will be distributed to the holders of the Company’s shares in the following preferential order and amounts:

(1) Holders of Series A Prime will receive an amount equal to the greater of (a) three times the Series A Prime Original Issue Price, plus any dividends declared but unpaid thereon, or (b) the amount per share as would have been payable had each such share of Series A Prime been converted into common stock immediately prior to the liquidation event. If, upon the liquidation event, the assets of the Company are insufficient to make payment of such amount in full to all holders of Series A Prime, then such assets shall be distributed to the holders of Series A Prime on a pari passu basis in proportion to the respective amounts to which they would otherwise be entitled.

(2) After the payment of the full liquidation preferences of the Series A Prime, the assets of the Company legally available for distribution, if any, shall be distributed to the holders of common stock, pro rated based on the number of shares held by each such holder.

Redemption

Each share of Series A Prime is redeemable at the option of the holder at any time after December 31, 2025 upon the written consent of a majority of the holders of the then outstanding shares of Series A Prime at a redemption price equal to the greater of (a) the respective liquidation amount or (b) the fair market value of such share of Series A Prime. The Series A Prime shall be redeemed on a pari passu basis in three equal annual installments commencing 90 days after receipt by the Company, at any time after March 20, 2025, of a written notice from a majority of the holders of the then outstanding shares of Series A Prime.

Voting Rights

The holder of each share of Series A Prime shall have the right to one vote for each share of common stock into which the Series A Prime could then be converted.

9.	Stock-based Compensation

Equity Compensation Plan

The Company has a 2006 Equity Compensation Plan (the “2006 Plan”), a 2012 Equity Compensation Plan (the “2012 Plan”), and a 2017 Equity Compensation Plan (the “2017 Plan”), which are administered by the Compensation Committee of the Board of Directors. The 2017 Plan became effective in July 2017, and upon effectiveness, the remaining shares available under the 2006 Plan and 2012 Plan became available for issuance under the 2017 Plan, and no future issuance will be made under the 2006 Plan or 2012 Plan. Additionally, if any outstanding awards issued under the 2006 or 2012 Plans expire, terminate, are surrendered, or are cancelled without having been fully exercised or settled, such shares will be available for future awards under the 2017 Plan. The 2017 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance stock awards, and other equity awards to employees, directors, and consultants. As part of the January 2021 financing in which all shares of Existing Preferred Stock were converted to common stock, the Company increased the number of shares of common stock it may grant securities under the 2017 Plan to up to 210,731,370 shares of common stock. As of September 30, 2021, there were 39,255,147 shares available for future issuance under the 2017 Plan. The stock options granted to employees generally vest over a four-year period and expire ten years from the date of grant.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

Stock Option Valuation

The weighted average assumptions used in the Black-Scholes option pricing model for the nine months ended September 30, 2021 used to determine the fair value of stock options are as follows:

Nine Months Ended September 30, 2021
Risk-free interest rate	1.08%
Expected volatility	52.08%
Expected dividend yield	—
Expected life (in years)	5.92

Stock Options

Stock option activity under the Plan during the period ended September 30, 2021 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	13,761,769	$1.13	6.84 years	$2.20
Granted	43,587,167	0.12
Exercised	(53,771)	0.84
Forfeited	(7,948,058)	0.49

Outstanding as of September 30, 2021	49,347,107	$0.34	8.96 years	$2.20

Vested and expected to vest as of September 30, 2021	49,347,107	$0.34	8.96 years	$2.20

Options exercisable as of September 30, 2021	15,411,800	$0.67	7.94 years	$2.20

The weighted average grant date fair value of options granted during the nine months ended September 30, 2021 was $0.15 per share. The unrecognized compensation expense associated with outstanding stock options as of September 30, 2021 was $3,141 which is expected to be recognized over a weighted average period of 2.7 years.

In July 2021, the Company reduced the exercise price of all outstanding stock options that were out of the money. The resulting compensation charge related to the modification is equal to the positive difference between the fair value of the modified award and the fair value of the original award immediately before it was deemed modified for accounting purposes, both determined using the Black-Scholes option pricing model. The effective date of the repricing is December 1, 2021 and employees who hold awards subject to the repricing, whether vested or unvested on the modification date, must remain employed with the Company until December 1, 2021 in order to exercise the repriced options at the reduced exercise price. For the portion of awards that were vested as of the modification date, share-based compensation expense related to the incremental fair value of the modified award is being recognized over the additional requisite service period of July 31, 2021 to December 1, 2021. For the portion of awards that were unvested as of the modification date, share-based compensation expense related to the incremental fair value of the award as well as any unrecognized compensation expense related to the original award is being recognized over the remaining service period. The incremental expense recognized during the nine months ended September 30, 2019 totaled $234.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

Restricted Stock Units with Service-Based and Performance-Based Vesting

Restricted stock unit activity with service-based and performance-based vesting as of September 30, 2021 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested Restricted Common Stock as of December 31, 2020	9,745,656	$1.27
Granted	131,497,285	0.12
Vested	—
Forfeited	(3,035,978)

Unvested Restricted Common Stock as of September 30, 2021	138,206,963

These restricted stock units are subject to both service-based vesting conditions of 48 months and performance-based vesting conditions upon a liquidity event, defined as either change of control or IPO. The Company has not recorded any compensation expense related to these restricted stock units during the nine months ended September 30, 2021, as the achievement of the performance condition has been deemed to be not probable.

Series A Prime Restricted Stock Units with Service-Based and Performance-Based Vesting

In February 2021, the Company granted 3,119,540 Series A Prime preferred stock restricted stock units to certain employees with a weighted average grant date fair value of $0.42 per share subject to both implied service-based vesting conditions and performance-based vesting conditions. The restricted stock units vest in full upon a liquidity event, defined as either a change in control, IPO, direct listing, or SPAC transaction, and the employees must remain employed with the Company in order to earn the right to the awards. The Company has not recorded any compensation expense related to these restricted stock units during the nine months ended September 30, 2021, as the achievement of the performance condition has been deemed to be not probable.

Stock-Based Compensation Expense

Stock-based compensation expense for all stock-based compensation awards was classified in the statement of operations as follows:

Nine Months Ended September 30, 2021
Cost of revenue	$377
Research and development	570
Sales and marketing	218
General and administrative	334

Total	$1,499

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

10.	Preferred Stock Warrant Liability

The following table provides a roll-forward of the aggregate fair value of the Company’s redeemable convertible preferred stock warrants for which fair value is determined by Level 3 inputs:

Preferred Stock Warrant Liability
Balance as of December 31, 2020	$—
Issuance of Series A Prime Preferred Stock Warrants	1,507
Change in fair value of warrants	(24)

Balance as of September 30, 2021	$1,483

The Company accounts for warrants for the purchase of shares that are redeemable, or contingently redeemable, as a liability at fair value with the change in fair value recorded in other income (expense), net, in the consolidated statement of operations. In January 2021, all outstanding warrants for the purchase of Series D and Series F redeemable convertible preferred stock were converted to shares of common stock in connection with the January 2021 financing.

As discussed above in Note 7, in April 2021, the Company issued warrants to purchase 4,732,189 shares of Series A Prime redeemable convertible preferred stock to the lenders under the AB Credit Agreement in replacement of the warrants to purchase the Company’s Series G-3 redeemable convertible preferred stock originally issued to the lenders in connection with the credit agreement in September 2019. The warrants were issued with an exercise price of $0.192336 per share, were immediately exercisable, and expire in 2031. No warrants to purchase Series A Prime preferred stock were exercised in during the nine months ended September 30, 2021.

The Company is required to remeasure the fair value of outstanding warrants at each reporting date. Changes in the fair value of warrants to purchase redeemable convertible preferred stock are recorded in other income (expense) in the statement of operations. As a result of changes in the fair value of the preferred stock warrants, the Company recorded income associated with the change in fair value of warrants of $24 during the nine months ended September 30, 2021. As of September 30, 2021, the fair value of the warrants was $1,483.

Warrants to purchase common stock

During 2016, the Company issued a warrant to its primary bank to purchase 32,573 shares of common stock in connection with amendments made to previously outstanding debt. The warrant was issued with an exercise price of $3.07 per share, was immediately exercisable, and expires in 2026.

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

11.	Commitments and Contingencies

Inventory Purchase Commitments

During 2019, management determined that future demand for a certain third-party product held for resale, which is subject to future non-cancellable purchase commitments, had materially declined, primarily due to changes in the rapidly changing competitive environment in what the Company operates, and low enterprise customer demand for this hardware solution. In addition to considering the future sales projections, management also considered the low demand for such third-party product during 2019, and changes to market conditions which occurred during 2019. Based on consideration of all relevant factors, the Company recorded a one-time pre-tax charge of approximately $16,950 in cost of revenue related to this third-party product for the year ended December 31, 2019 for the future non-cancellable inventory purchase commitments that were determined to have no value. The remaining future minimum payments under this arrangement have been accrued and are included within Accrued expenses and other current liabilities ($3,235) and Other long-term liabilities ($11,280) in the consolidated balance sheet as of September 30, 2021. As described in Note 14: Subsequent Events, On October 8, 2021, the Company amended the accrual described above.

Future annual minimum payments under this purchase commitment as of September 30, 2021 are as follows:

Remainder of 2021	$765
2022	4,080
2023	3,672
2024	2,938
2025	2,040
Thereafter	1,020

$14,515

Operating and Capital Leases

The Company leases office space in the United States, Canada, United Kingdom, Germany, Sweden, Switzerland, The Netherlands, France, Bulgaria, Denmark, Portugal, Australia, and Spain under operating agreements expiring through 2026. In addition to rental expense, the Company is obligated to pay costs of insurance, taxes, repairs, and maintenance pursuant to the terms of the leases. The rental payments include the minimum rentals plus common area maintenance charges. Rental expense for the nine months ended September 30, 2021 was $2,709.

The Company also leases property and equipment under capital leases (see Note 5).

Future annual minimum payments under operating and capital leases as of September 30, 2021 are as follows:

	Operating Leases	Capital Lease Obligations
Remainder of 2021	$766	$71
2022	2,871	156
2023	1,354	—
2024	812	—
2025	751	—
Thereafter	1,080	—

Total minimum lease payments	$7,634	227

Less: Amount representing interest		35

Present value of capital lease obligations		192
Less: Current portion		189

Capital lease obligation, net of current portion		$3

Fuze, Inc.

Notes to Consolidated Financial Statements

September 30, 2021

(in thousands, except share and per share data)

(unaudited)

12.	Litigation

General Litigation Matters

The Company, from time to time, may be involved in proceedings relating to contractual disputes, employment matters, regulatory tax compliance matters, and other like matters relating to claims that arise in the normal course of business. The Company determines whether an estimated loss from any such matter should be accrued by evaluating the specific nature of the matter and its potential liability, based upon the facts and circumstances of the specific action or regulatory matter, using reasonably available information. The Company develops its views on estimated potential loss accruals in consultation with counsel, which involves a subjective analysis of potential outcomes.

13.	Related Party Transactions

In November 2015, the Company loaned $1,472 to two employees of the Company to purchase shares of common stock pursuant to promissory notes and restricted stock agreements (Note 8). The promissory notes provide that the unpaid principal amount of the loans bear interest at 2.57% annually, and interest is payable annually or is converted to principal and payable at the maturity date. The maturity date of the promissory notes occurs on the earliest of (i) seven years from the issuance date of the notes, (ii) 30 days following the date of termination of employment of the borrower, and (iii) immediately prior to an initial filing of a registration statement by the Company. The promissory notes are non-recourse and secured by a pledge of the shares of common stock purchased with the promissory notes. The promissory note for one employee was amended in 2018 to change the maturity date to the earlier of (i) 2023 or (ii) immediately prior to an initial filing of a registration statement by the Company, and was subsequently forgiven upon the employee’s separation from the Company in 2019. The principal amount of the remaining promissory note as of September 30, 2021 was $1,171.

In the ordinary course of business, the Company had sales to Bessemer Venture Partners (“Bessemer”), a shareholder. Total revenue from Bessemer for the nine months ended September 30, 2021 was $53.

14.	Subsequent Events

The Company has evaluated subsequent events through January 10, 2022, the date on which these condensed consolidated financial statements were available to be issued. Where applicable, such events are appropriately reflected or disclosed in these Condensed Consolidated Financial Statements.

On October 8, 2021, the Company amended its arrangement with a third-party provider of inventory held for resale subject to non-cancellable inventory purchase commitments which resulted in a loss accrual in 2019, as disclosed in Note 11. Pursuant to this October 2021 amendment, the total obligations due to this vendor over the initial contractual life decreased to $7,650, in exchange for (i) an acceleration of remaining payments due under the contract, (ii) a change in the mix of the products available from the third-party vendor to fulfill the Company’s purchase commitment and (iii) a reduction in the support period and remaining term for these third-party products. The Company expects to record a gain of $ 6,711 in October 2021 based on the reduction in the total contractual payments due under this arrangement, as well as other elements of this amendment.

On November 30, 2021, the Company entered into a Definitive Merger Agreement for the acquisition of 100% of the equity interests in the Company, on a cash-free, debt-free basis. This transaction is expected to close in early 2022, following shareholder and standard regulatory approvals, and fulfilment of customary closing conditions.